UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2017

PLAYA HOTELS & RESORTS N.V.

(Exact Name of Registrant as Specified in Charter)

The Netherlands	1-38012	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Prins Bernhardplein 200 1097 JB Amsterdam, the Netherlands		Not Applicable
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: Tel: +31 20 808108

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 7, 2017, Playa Hotels & Resorts N.V. (the “Company”) announced that on August 7, 2017, the Company appointed Brandon Buhler as Chief Accounting Officer, effective August 7, 2017.

Mr. Buhler, age 39, joined the Company’s predecessor in early 2014 as Director of Financial Reporting and has been responsible for managing the Company’s corporate accounting, financial systems, internal controls, financial reporting and technical accounting functions. Prior to joining the Company, Mr. Buhler worked as an auditor at Deloitte for over ten years. Mr. Buhler was recently recognized as one of the Washington D.C. region’s Top Accounting Executives in 2017 by RecognizeDC. Mr. Buhler holds both a Bachelor of Science in accounting and a Masters in accountancy from the Marriott School of Management at Brigham Young University, and is a Certified Public Accountant (CPA) and a member of the American Institute of CPAs.

There are no family relationships between Mr. Buhler and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer and except for compensation paid to Mr. Buhler for his service as an employee of the Company, there have been no transactions between Mr. Buhler or any of his immediate family members and the Company or any of its subsidiaries.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	News release issued by Playa Hotels & Resorts N.V. on August 7, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAYA HOTELS & RESORTS N.V.

Date: August 7, 2017	By:	/s/ Ryan Hymel
Ryan Hymel
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	News release issued by Playa Hotels & Resorts N.V. on August 7, 2017.